Exhibit 99.1

Healthpeak Properties Reports First Quarter 2023 Results and Declares Quarterly Cash Dividend on Common Stock
DENVER, April 27, 2023 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the first quarter ended March 31, 2023.
FIRST QUARTER 2023 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.22 per share, Nareit FFO of $0.42 per share, FFO as Adjusted of $0.42 per share, AFFO of $0.38 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 5.5%
▪Life Science and MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 6.3% and 3.7%, respectively
–First quarter life science new and renewal lease executions totaled 311,000 square feet, with +55% cash releasing spreads on renewals
–Placed-in-service the remaining 19,000 square feet at 101 CambridgePark Drive
–Balance Sheet:
▪In January 2023, issued $400 million of 5.25% fixed rate 10-year senior unsecured notes
▪Net debt to Adjusted EBITDAre was 5.4x as of March 31, 2023
–On February 10, 2023, Healthpeak implemented a holding company reorganization to an Umbrella Partnership Real Estate Investment Trust (UPREIT)
–Board of Directors:
▪Kathy Sandstrom appointed Chair of the Board of Directors
▪Jim Connor appointed as an independent director
–Healthpeak's Board of Directors declared today a quarterly common stock cash dividend of $0.30 per share to be paid on May 19, 2023, to stockholders of record as of the close of business on May 8, 2023
–Recent ESG accomplishments include:
▪Earned the 2023 ENERGY STAR® Partner of the Year Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy, marking Healthpeak's third time receiving the award
▪Ranked in the top 10% of companies by ISS for each of our environmental, social, and governance quality scores
▪Named a Women's Forum of New York Corporate Champion for the fifth time
FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$117,698	$0.22	$69,637	$0.13
Nareit FFO, diluted	230,443	0.42	245,783	0.45
FFO as Adjusted, diluted	231,881	0.42	237,186	0.43
AFFO, diluted	209,299	0.38	203,682	0.37
Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "March 31, 2023 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month SS Cash (Adjusted) NOI growth.

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month
	SS Growth %	% of SS
Life science	6.3%	47.8%
Medical office	3.7%	41.5%
CCRC	9.5%	10.7%
Total Portfolio	5.5%	100.0%

101 CAMBRIDGEPARK DRIVE DEVELOPMENT
During the first quarter, Healthpeak placed-in-service the remaining 19,000 square feet, representing $28 million of investment, at 101 CambridgePark Drive in Cambridge, Massachusetts.
101 CambridgePark Drive totals approximately 161,000 square feet, with the purpose-built lab space 100% leased. When combined with the adjacent life science holdings at 35 and 87 CambridgePark Drive, the flagship 450,000 square foot campus along CambridgePark Drive brings Healthpeak's operating life science ownership in the Boston market to 2.6 million square feet. This portfolio was 99% occupied as of the end of the first quarter.
DISPOSITIONS AND LOAN REPAYMENTS
During the first quarter, Healthpeak received $158 million of seller financing and other loan repayments. Subsequent to the first quarter, Healthpeak received an additional $14 million of seller financing repayments.
As previously announced, in January 2023, Healthpeak closed on the sale of two held-for-sale life science buildings in Durham, North Carolina for $113 million.
In March 2023, Healthpeak and its joint venture partner sold a non-core MOB in the Tampa MSA for $32 million. Healthpeak's share of the sales price was $16 million.
SORRENTO THERAPEUTICS UPDATE
As previously disclosed, on February 13, 2023, Sorrento Therapeutics, Inc. ("Sorrento") commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code (the "Code") in the U.S. Bankruptcy Court for the Southern District of Texas (the "Court").
OPERATING LEASES UPDATE
Sorrento has four separate leases in Healthpeak operating assets totaling approximately 211,000 square feet. Sorrento is entitled to certain rights under the Code regarding the assumption or rejection of its lease obligations with Healthpeak but has not yet filed any motion with the Court indicating whether it will assume or reject the leases. As of April 27, 2023, Healthpeak has received all contractually-owed rent from Sorrento. During the first quarter, Healthpeak incurred an $8.7 million non-cash write-off of previously recognized straight-line rent receivable related to Sorrento and began recognizing rents on a cash basis. Healthpeak holds either a security deposit or a letter of credit pursuant to each of the four leases, totaling $2.6 million.
DEVELOPMENT LEASE UPDATE
On April 14, 2023, the Court approved Sorrento’s rejection of the lease on The Gateway at Directors Place, a 163,000 square foot development property located in Sorrento Mesa submarket of San Diego. On April 20, 2023, Healthpeak drew on the $2.3 million letter of credit held pursuant to this lease. Healthpeak is currently marketing the Class A property to new tenants and has revised the initial occupancy date to mid-2024. Healthpeak will continue capitalizing interest on the development for the balance of 2023.
CAPITAL MARKETS ACTIVITY
SENIOR UNSECURED NOTES
As previously announced, in January 2023, Healthpeak completed a public offering of $400 million 5.25% fixed rate senior unsecured notes due 2032. Net proceeds from the offering were used to repay a portion of the Company's outstanding commercial paper and for general corporate purposes.
UPREIT CONVERSION
During the first quarter, Healthpeak implemented a holding company reorganization to restructure Healthpeak Properties, Inc. as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. The UPREIT conversion aligns Healthpeak's corporate structure with other publicly traded U.S. real estate investment trusts and supports external growth by offering real estate owners a tax-deferred alternative for disposing of properties.
For additional detail, please see the Current Report on Form 8-K12B that we filed with the SEC on February 10, 2023.
BOARD UPDATES
Healthpeak announced today that Kathy Sandstrom was appointed as independent Chair of the Board of Directors, succeeding Brian Cartwright, who continues to serve as an independent director. For more information, please see the press release dated April 27, 2023, which is available in the Investor Relations section of our website at http://ir.healthpeak.com.

As previously announced, on March 14, 2023, Healthpeak appointed Jim Connor as a new independent director to its Board of Directors. For more information about Mr. Connor, please see the press release dated March 14, 2023, which is available in the Investor Relations section of our website at http://ir.healthpeak.com.
DIVIDEND
Healthpeak's Board declared today a quarterly common stock cash dividend of $0.30 per share to be paid on May 19, 2023, to stockholders of record as of the close of business on May 8, 2023.
2023 GUIDANCE
We are reaffirming the following guidance ranges for full year 2023:
▪Diluted earnings per common share of $0.52 – $0.58
▪Diluted Nareit FFO share of $1.70 – $1.76
▪Diluted FFO as Adjusted per share of $1.70 – $1.76
We are updating the following guidance range for full year 2023:
▪Total Portfolio Same-Store Cash (Adjusted) NOI growth from 2.75% – 4.25% to 3.00% – 4.50%
These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2023. For additional details and assumptions underlying this guidance, please see page 36 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Friday, April 28, 2023, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to review its financial and operating results for the quarter ended March 31, 2023. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 8338797. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through April 28, 2024, and a telephonic replay can be accessed through May 5, 2023, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 6674490. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates and develops high-quality healthcare real estate focused on the aging population and the desire for improved health.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; (iii) the information presented under the heading "Sorrento Therapeutics Update" that is not historical information; and (iv) the information presented under the heading "2023 Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us; the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected; changes within the life science industry; significant regulation, funding requirements, and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our medical office buildings (MOBs) are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; the loss or limited availability of our key personnel;

our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; bank failures or other events affecting financial institutions; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	March 31, 2023	December 31, 2022
Assets
Real estate:
Buildings and improvements	$12,889,290	$12,784,078
Development costs and construction in progress	819,810	760,355
Land	2,674,942	2,667,188
Accumulated depreciation and amortization	(3,296,781)	(3,188,138)
Net real estate	13,087,261	13,023,483
Loans receivable, net of reserves of $6,152 and $8,280	243,149	374,832
Investments in and advances to unconsolidated joint ventures	714,679	706,677
Accounts receivable, net of allowance of $2,413 and $2,399	57,705	53,436
Cash and cash equivalents	59,235	72,032
Restricted cash	57,990	54,802
Intangible assets, net	391,956	418,061
Assets held for sale, net	—	49,866
Right-of-use asset, net	235,591	237,318
Other assets, net	754,723	780,722
Total assets	$15,602,289	$15,771,229

Liabilities and Equity
Bank line of credit and commercial paper	$556,000	$995,606
Term loans	496,168	495,957
Senior unsecured notes	5,056,543	4,659,451
Mortgage debt	345,167	346,599
Intangible liabilities, net	149,604	156,193
Liabilities related to assets held for sale, net	—	4,070
Lease liability	207,734	208,515
Accounts payable, accrued liabilities, and other liabilities	688,994	772,485
Deferred revenue	878,444	844,076
Total liabilities	8,378,654	8,482,952

Commitments and contingencies

Redeemable noncontrolling interests	85,902	105,679

Common stock, $1.00 par value: 750,000,000 shares authorized; 546,994,803 and 546,641,973 shares issued and outstanding	546,995	546,642
Additional paid-in capital	10,360,058	10,349,614
Cumulative dividends in excess of earnings	(4,316,038)	(4,269,689)
Accumulated other comprehensive income (loss)	18,721	28,134
Total stockholders’ equity	6,609,736	6,654,701

Joint venture partners	320,363	327,721
Non-managing member unitholders	207,634	200,176
Total noncontrolling interests	527,997	527,897

Total equity	7,137,733	7,182,598

Total liabilities and equity	$15,602,289	$15,771,229

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended March 31,
	2023	2022
Revenues:
Rental and related revenues	$392,431	$370,150
Resident fees and services	127,084	121,560
Interest income	6,163	5,494
Income from direct financing leases	—	1,168
Total revenues	525,678	498,372

Costs and expenses:
Interest expense	47,963	37,586
Depreciation and amortization	179,225	177,733
Operating	223,088	207,247
General and administrative	24,547	23,831
Transaction costs	2,425	296
Impairments and loan loss reserves (recoveries), net	(2,213)	132
Total costs and expenses	475,035	446,825
Other income (expense):
Gain (loss) on sales of real estate, net	81,578	3,856
Other income (expense), net	772	18,316
Total other income (expense), net	82,350	22,172

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	132,993	73,719
Income tax benefit (expense)	(302)	(777)
Equity income (loss) from unconsolidated joint ventures	1,816	2,084
Income (loss) from continuing operations	134,507	75,026

Income (loss) from discontinued operations	—	317

Net income (loss)	134,507	75,343
Noncontrolling interests’ share in continuing operations	(15,555)	(3,730)
Net income (loss) attributable to Healthpeak Properties, Inc.	118,952	71,613
Participating securities’ share in earnings	(1,254)	(1,976)
Net income (loss) applicable to common shares	$117,698	$69,637

Basic earnings (loss) per common share:
Continuing operations	$0.22	$0.13
Discontinued operations	—	0.00
Net income (loss) applicable to common shares	$0.22	$0.13

Diluted earnings (loss) per common share:
Continuing operations	$0.22	$0.13
Discontinued operations	—	0.00
Net income (loss) applicable to common shares	$0.22	$0.13

Weighted average shares outstanding:
Basic	546,842	539,352
Diluted	547,110	539,586

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended March 31,
	2023	2022
Net income (loss) applicable to common shares	$117,698	$69,637
Real estate related depreciation and amortization	179,225	177,733
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	5,993	5,135
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,783)	(4,840)
Loss (gain) on sales of depreciable real estate, net	(81,578)	(3,785)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	(279)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	11,546	12
Taxes associated with real estate dispositions	—	(182)
Nareit FFO applicable to common shares	228,101	243,431
Distributions on dilutive convertible units and other	2,342	2,352
Diluted Nareit FFO applicable to common shares	$230,443	$245,783
Diluted Nareit FFO per common share	$0.42	$0.45
Weighted average shares outstanding - diluted Nareit FFO	554,400	546,903
Impact of adjustments to Nareit FFO:
Transaction-related items	$2,364	$296
Other impairments (recoveries) and other losses (gains), net(1)	(1,272)	(8,909)
Casualty-related charges (recoveries), net(2)	348	—
Total adjustments	1,440	(8,613)
FFO as Adjusted applicable to common shares	229,541	234,818
Distributions on dilutive convertible units and other	2,340	2,368
Diluted FFO as Adjusted applicable to common shares	$231,881	$237,186
Diluted FFO as Adjusted per common share	$0.42	$0.43
Weighted average shares outstanding - diluted FFO as Adjusted	554,400	546,903
_______________________________________
(1)The three months ended March 31, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital under a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with the demolition of an MOB. The three months ended March 31, 2023 and 2022 includes reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(2)Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands

	Three Months Ended March 31,
	2023	2022
FFO as Adjusted applicable to common shares	$229,541	$234,818
Stock-based compensation amortization expense	3,287	4,721
Amortization of deferred financing costs	2,821	2,689
Straight-line rents(1)	(747)	(11,158)
AFFO capital expenditures	(22,789)	(22,839)
Deferred income taxes	(261)	261
Amortization of above (below) market lease intangibles, net	(5,803)	(5,768)
Other AFFO adjustments	1,610	(691)
AFFO applicable to common shares	207,659	202,033
Distributions on dilutive convertible units and other	1,640	1,649
Diluted AFFO applicable to common shares	$209,299	$203,682
Diluted AFFO per common share	$0.38	$0.37
Weighted average shares outstanding - diluted AFFO	552,575	545,078
____________________________________
(1)The three months ended March 31, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This write-off is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.